Exhibit 10.16

THIS AMENDMENT TO AWARD AGREEMENT (the “Amendment”) is made and entered into as of December 30, 2005 between Aventine Renewable Energy Holdings, Inc. (the “Company”) and Ajay Sabherwal (the “Optionee”).

WHEREAS, pursuant to the Award Agreement dated as of November 14, 2005 (the “Award Agreement”), the Company has granted Optionee an option (the “Option”) to purchase 538 shares of common stock of the Company (without giving effect to the Company’s November 2005 stock split); and

WHEREAS, the Company and Optionee intend to amend the Option and the Award Agreement as provided for below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valid consideration, the Company and Optionee hereby agree as follows:

SECTION 1.  Vesting Schedule.  Item 4 of Exhibit A to the Award Agreement (vesting schedule) is hereby amended and restated in its entirety to read as follows:

“Percentage of Shares With Respect to Which the Option First Becomes Exercisable on the Date Indicated:

a.             January 1, 2007:  25%

b.             January 1, 2008:  25%

c.             January 1, 2009:  25%

d.             January 1, 2010:  25%”

SECTION 2.  Timing of Exercise of the Option.

(a)   Notwithstanding any provision of the Plan or the Award Agreement to the contrary, the Option shall be exercised as follows:

(i)    As to that portion of the Option that pursuant to Section 1 above shall vest on January 1, 2007, Optionee shall exercise such portion of the Option not later than March 15, 2008 (or, if applicable, such shorter period applicable to such portion of the Option as provided in the Award Agreement as in effect immediately prior to this Amendment).

(ii)   As to that portion of the Option that pursuant to Section 1 above shall vest on January 1, 2008, Optionee shall exercise such portion of the Option not later than March 15, 2009 (or, if applicable, such shorter period applicable to such portion of the Option as provided in the Award Agreement as in effect immediately prior to this Amendment).

(iii)  As to that portion of the Option that pursuant to Section 1 above shall vest on January 1, 2009, Optionee shall exercise such portion of the Option not later than March 15, 2010 (or, if applicable, such shorter period applicable to such portion of the Option as provided in the Award Agreement as in effect immediately prior to this Amendment).

(iv)  As to that portion of the Option that pursuant to Section 1 above shall vest on January 1, 2010, Optionee shall exercise such portion of the Option not later than March 15, 2011 (or, if applicable, such shorter period applicable to such portion of the Option as provided in the Award Agreement as in effect immediately prior to this Amendment).

(b)   Optionee acknowledges and agrees that in all events he shall exercise the vested portion of the Option not later than the March 15th of the year following the year that such portion of the Option vests and becomes exercisable (whether such vesting is as a result of the schedule set forth in Section 1 above or otherwise).  If any portion of the Option required to be exercised as provided for herein is not exercised as so required, such portion of the Option shall automatically be cancelled at the expiration of the time period during which such exercise was permitted to occur.

SECTION 3.  Effect of Amendment.  This Amendment shall, upon its execution and delivery by the parties, constitute an amendment to the Award Agreement and shall be deemed incorporated into the Award Agreement as if fully set forth therein.  Except as modified by the Amendment, the Award Agreement shall remain in full force and effect in accordance with its terms.  This Amendment and the Award Agreement constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

SECTION 4.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:
	Name:	Ronald H. Miller
	Title:	President & C.E.O.

OPTIONEE

By:
	Name:	Ajay Sabherwal
	Title:	Chief Financial Officer